[LETTERHEAD OF FELDHAKE, AUGUST & ROQUEMORE LLP]

                                   EXHIBIT 5.1

                                February 11, 2004


BY  E-MAIL
----------
[Original  -  Regular  Mail]

Mr.  John P. Acunto, Jr.
Chief Executive Officer
Zenith  Technology,  Inc.
2600  Michelson  Drive,  17th  Floor
Irvine,  California   92612

Re:     Legality  of  Shares  Being  Registered

Dear  Mr.  Acunto:

     You have requested our opinion with respect to the securities to be included in the registration statement on Form S-8 (the "Registration Statement") of Adsouth Partners, Inc., formerly known as Zenith Technology, Inc. (the "Company"), which will be filed with the Securities and Exchange Commission (the "SEC") on or about February 11, 2004. In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the Management Consulting Agreement between the Company and Strategy Partners, LLC (the "Consulting Agreement"), and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers or representatives of the Company as we have deemed relevant or necessary as a basis for the opinions set forth herein.

     We have also made such inquiries of such officers and representatives as we have deemed relevant or necessary for a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies and the authenticity of such latter documents. We have further assumed that each party to the Consulting Agreement had full power and authority to enter into such agreement. In rendering our opinion, we have relied upon the representations of the Company and the other party to the Consulting Agreement that the services required to be performed under the Consulting Agreement have in fact been or will be performed in accordance with the terms thereof, and we have further assumed (without independent investigation or review) that the fair value of the services received by the Company in accordance with the Consulting Agreement is equal to or greater than the fair market value of the shares being received thereunder, and therefore constitutes legally sufficient consideration for the issuance of such shares. We have not been requested to, and we do not, offer an opinion as to any other matter in connection with the issuance of the shares for services as contemplated herein.

     Based upon and relying solely on the foregoing, and subject to the qualifications stated herein, we are of the opinion that when issued against consideration therefore and after the Registration Statement shall become effective under the Securities Act of 1933, as amended (the "Act"), the shares of Common Stock issuable in connection with the Consulting Agreement will be validly issued, fully paid and non-assessable securities of the Company.

     The opinion expressed herein is limited to the laws of the State of California and the federal laws of the United States, and we express no opinion as to the effect of the laws of any other jurisdiction on matters addressed in this opinion. This opinion is expressly limited to the matters set forth herein, and we express no opinion as to any matter other than as specifically set forth herein. We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 to be filed with the Commission on or about February 11, 2004. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. This opinion is rendered solely for your benefit in connection with the issuance of the Common Stock pursuant to the Consulting Agreement. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to for any purpose without our prior written consent, except as noted above.


                                   Very  truly  yours,
                                   Feldhake,  August  &  Roquemore  LLP

                                   By:  /s/ Kenneth S. August
                                        ---------------------
                                        Kenneth  S.  August
                                        For  the  Firm